Exhibit 5.1
Davis Polk

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
davispolk.com
August 1, 2024

GoDaddy Inc.
100 S. Mill Ave
Tempe, Arizona 85281

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to GoDaddy Inc., a Delaware corporation (the “Company”), and are delivering this opinion in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to up to 9,232,650 shares of Class A common stock, par value $0.001 per share, of the Company (“Class A Common Stock”) as determined in accordance with and issuable pursuant to the Company’s 2024 Omnibus Incentive Plan, and up to 4,300,000 shares of Class A Common Stock as determined in accordance with and issuable pursuant to the Company’s 2024 Employee Stock Purchase Plan (the 2024 Omnibus Incentive Plan and the 2024 Employee Stock Purchase Plan, together, the “Plans”).

We have examined such documents and such matters of fact and law as we have deemed necessary for the purposes of rendering the opinion expressed herein.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Upon the basis of the foregoing, we are of the opinion that the shares of Class A Common Stock have been duly authorized and, when delivered in accordance with the Plans upon receipt by the Company of adequate consideration therefor, will be validly issued, fully paid and nonassessable.

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,
/s/ Davis Polk & Wardwell LLP
Davis Polk & Wardwell LLP